EXHIBIT 21


                       Subsidiaries of CONMED Corporation




      Name                                                State of Incorporation
      ----                                                ----------------------

Aspen Laboratories, Inc.                                        Colorado


Consolidated Medical Equipment International, Inc.              New York


CONMED Andover Medical, Inc.                                    New York


Birtcher Medical Systems, Inc.                                  California


NDM, Inc.                                                       New York